SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 3, 2002



                               MTN HOLDINGS, INC.
              --------------------------------- ------------------
             (Exact name of registrant as specified in its charter)


                                     Nevada
                                     ------
                 (State or other jurisdiction of incorporation)


                000-14919                          222485230
                ----------                         ---------
         (Commission File Number)          (IRS Employer Identification No.)


                  31 West 47th Street, New York, New York 10036
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (212) 594-5111



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.
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       On January 3 and January 11, 2002, the Registrant  filed a Certificate of
Change in Number of Authorized Shares of Common Stock of the Registrant with the Secretary of State of Nevada, increasing its total number of authorized shares
of  common  stock,  par  value  $0.001  per  share  (the  "Common  Stock"),   to
1,200,000,000  shares  and  2,000,000,000  shares,  respectively.   Pursuant  to
Sections 78.207 and 78.209 of the Nevada General Corporation Law, the Registrant may increase its number of authorized shares of Common Stock upon the vote and approval of its Board of Directors without obtaining the approval of its stockholders. The number of authorized shares of Common Stock was increased to enable the issuance of additional shares of Common Stock upon conversion of the Registrant's outstanding 8% Redeemable Convertible Debentures in the amount of $1,000,000. The debentures were issued to certain investors to fund the purchase of the assets of Dvir & Stoler Enterprises as previously disclosed under Item 2 in the Current Report on Form 8-K filed on November 1, 2001. A copy of the form of 8% Redeemable Convertible Debenture is attached hereto as Exhibit 4.1.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.
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       (a)     Financial Statements.
               ---------------------

               None.

       (b)     Pro Forma Financial Information.
               -------------------------------

               None.

       (c)     Exhibits.
               --------

               Exhibit
                 No.                                 Description
               -------                               -----------
               4.1                Form of Registrant's 8% Redeemable Convertible
                                  Debenture

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2002

                                     MTN HOLDINGS, INC.


                                     By:/s/ Isaac Nussen
                                        ----------------------------------------
                                          Name:  Isaac Nussen
                                          Title: President and Chief Executive
                                                 Officer